Exhibit 10.3

FIRST ADDENDUM TO INTELLECTUAL PROPERTY ACCESS AGREEMENT

This First Addendum to Intellectual Property Access Agreement (the "First Addendum") is made and entered into as of September 4, 2009 to be effective as of June 1, 2009, (the "Effective Date"), by and between Las Vegas Gaming, Inc., (LVGI), a Nevada corporation, with a primary business address of 3980 Howard Hughes Parkway, Suite 450, Las Vegas, Nevada 89169, and IGT (IGT), a Nevada corporation with a primary business address of 9295 Prototype Drive, Reno, NV 89521 (each a "Party" and collectively the "Parties").

WITNESSETH

WHEREAS, IGT and LVGI entered into that certain Intellectual Property Access Agreement, dated September 30, 2008 (the "Original Agreement" and, as amended herein, the "Agreement"):

WHEREAS, IGT and LVGI desire to amend the Original Agreement as provided herein; and

WHEREAS, IGT has agreed to extend the due date of its advance to LVGI pursuant to that certain IGT-LVGI Binding Term Sheet dated on or about February 13, 2009, which extension is evidenced by that certain Secured Promissory Note executed on the date hereof. and is also consideration of IGT under this First Addendum.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the Parties agree as follows:

1.   All capitalized terms used in this First Addendum that are not defined herein will have the meaning ascribed thereto in the Original Agreement.

2.   The Original Agreement is hereby amended by adding the following new Article 3.03:

3.03           Additional IGT Rights.  LVGI covenants and agrees that IGT will have the right, but not the obligation, to have initiated, coordinate, finance, and assist in the prosecution, defense, and enforcement of all LVGI Intellectual Property to which IGT has a right of first refusal. In the event IGT desires to have LVGI initiate any new prosecution or enforcement action that LVGI does not agree to initiate on its own, IGT shall be responsible for the fees and costs associated therewith, including any attorney's fees.

3.   Except as amended herein, the Original Agreement remains in full force and effect, and IGT and LVGI ratify the Original Agreement as amended herein.

4   ..Except as otherwise provided in the Original Agreement, the laws of the State of Nevada will govern the validity, construction, performance, and effect of this First Addendum.

5.   This First Addendum may be executed in any number of counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this First Addendum on the day and year first written above.

LVGI

By: /s/   Las Vegas Gaming, Inc.
Name:   Bruce Shepard
Title:     Chief Financial Officer

IGT

By: /s/  Craig Billings
Name:   Craig Billings
Title:     VP of Corp Fin